Exhibit 4.3




                                 ASC HOLDINGS, INC.

                      AMERICAN SKIING COMPANY STOCK OPTION PLAN

                              Effective August 1, 1997

          1.   PURPOSE

               This Stock Option Plan, effective August 1, 1997 (the "Option Plan"), is established by ASC Holdings, Inc., a Maine corporation (the "Company"), to provide a performance incentive program for, and to encourage stock ownership in the Company by officers, directors and management employees of the Company and its subsidiaries (as defined below), as well as other key persons whose efforts contribute to the success of the Company and its subsidiaries. The Company intends that the persons to whom options are granted (the "Optionee") will acquire a proprietary interest in the success of the Company (or increase such an existing interest). The Company also wishes to encourage Optionees to remain in the employ or service of the Company and its subsidiaries.

               Options granted under this Option Plan to officers and other employees of the Company and its subsidiaries are intended to qualify as incentive stock options (the "Incentive Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), unless otherwise specifically designated in the grant of the options or unless otherwise required under the Code. However, options other than Incentive Options ("Non-Qualified Options") may also be granted hereunder, and any options, regardless of designation, that shall not qualify as Incentive Options shall be deemed Non-Qualified Options. Incentive Options and Non-Qualified Options are sometimes together referred to as "options."

          2.   ADMINISTRATION

               (a)  Options Committee.  This Option Plan shall be

          administered by a committee appointed by the board of directors of the Company (the "Options Committee" or "Committee"). Initially, the Options Committee may consist of one or more directors of the Company. On and after the Company becomes subject to the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall be constituted so as to comply with the requirements of Code Section 162(m) and Rule 16b-3 promulgated under the Exchange Act. All determinations and rulings of the Committee shall be binding and conclusive on the Company, all affected Optionees, and all other interested persons.


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               (b)  Authority of the Committee.  In addition to (and in
          furtherance of) any other powers and authority granted under the Option Plan, the Committee shall have responsibility and authority, subject to the express limitations of the Option Plan:

                    (i) To grant options, in its sole discretion, to eligible persons hereunder from time to time, to determine the number of shares of Common Stock (as defined below) as to which such options shall be exercisable, to determine the time or times when an option or options shall be exercisable by Optionees, and to determine whether options granted shall be Incentive Options or Non-Qualified Options (subject to the limitations of Section 5 below);

                    (ii) To prescribe the other terms (which need not be identical) of each option granted under the Option Plan to eligible persons and terms of the associated option agreement, including, without limitation, any vesting or special exercise requirements that it may impose;

                    (iii) To construe and interpret all of the terms of this Option Plan (including eligibility to participate) and options granted under it, and to establish, amend and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Option Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Option Plan fully effective;

                    (iv) To determine whether leaves of absence which may be granted to an Optionee shall constitute a termination of his or her employment or service for purposes of the Option Plan;

                    (v) To determine the fair market value of the Common Stock subject to options on the date of the grant of any such option (subject to the limitations of Section 6(d) hereof); and

                    (vi) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Option Plan. Notwithstanding the foregoing, the Option Committee shall: (1) be under no obligation to grant options to any eligible person; and (2) not have the authority to grant new options in exchange for the cancellation of options previously granted under this Option Plan or any other stock option plan of the Company. No member of the Board or of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Option Plan or any option granted hereunder.

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          3.   STOCK SUBJECT TO OPTION PLAN

               (a) The stock subject to the options granted hereunder shall be shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The maximum aggregate number of shares of Common Stock for which options may be granted hereunder, excluding the shares involved in the unexercised portion of any cancelled, terminated or expired options, shall not exceed 3,000,000 shares of the Common Stock. Such number shall be subject to adjustment as provided in Section 9 hereof.

               (b) Whenever any outstanding option under the Option Plan expires, is cancelled or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such option may again become subject to options under the Option Plan.

          4.   ELIGIBILITY

               All officers and full-time management employees (i.e., persons performing 1,000 or more hours of service per year in a management capacity) of the Company or its subsidiaries, as identified by the Committee from time to time, shall be eligible to receive grants of options under this Option Plan. Such officers and management employees may receive grants of Incentive Options and/or Non-Qualified Options. Key persons (including directors) selected by the Committee, in its sole discretion, shall be eligible to receive grants of Non-Qualified Options only. Members of the Committee shall not be eligible to receive options hereunder.

               The Committee may, in its sole discretion, from time to time grant options to one or more eligible persons. An Optionee may hold more than one option.

          5.   CERTAIN LIMITATIONS ON GRANTS

               (a) No person shall be granted an Incentive Option if, at the time of the grant, such person owns, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of the Company, unless the option price is at least one hundred and ten percent (110%) of the fair market value of the Common Stock and the exercise period of such Incentive Option is by its terms limited to five (5) years.

               (b) To the extent that the aggregate fair market value of the Common Stock with respect to which options under this Option Plan and all other such option plans of the Company (or a "parent corporation" or "subsidiary corporation" as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year exceeds $100,000, such options shall not be treated as Incentive Options and shall instead be considered Non-Qualified Options. Nothing contained herein shall


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          prohibit a grant of a Non-Qualified Option regardless of whether
          Incentive Options are granted to such person in such year.

               (c) No employee shall, during any one-year period, be granted options to acquire more than 500,000 shares of Common Stock.

          6.   TERMS OF OPTIONS AND OPTION AGREEMENTS

               Options issued hereunder shall contain the applicable terms set forth below (in addition to such other terms as may be required by other provisions of this Option Plan), and each Optionee shall be required to execute an option agreement as a condition to the grant of his or her options hereunder. The option agreement shall contain such provisions as the Committee shall from time to time deem necessary or appropriate to give effect to the purposes and terms of the Option Plan. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

               (a) Any option shall expire on the date specified in the option agreement, which date shall not be later than the tenth
          (10th) anniversary of the date on which the option was granted (or not later than the 5th anniversary of the date of the grant for options granted to persons who at the time of the grant own, directly or indirectly, stock possessing more than 10% of the total combined voting power of the Company). All options must be granted by the tenth (10th) anniversary of the effective date of the Option Plan as specified in Section 15 hereof.

               (b) The total number of shares with respect to which an option may be exercised shall be as specified by the Committee; provided, however, that the minimum number of shares with respect to which an option may be exercised at any one time shall be five
          (5) shares, and all exercises shall be in integral multiples thereof, unless the number purchased is the total number at the time available for purchase under the option.

               (c) Each option shall be exercisable in such installments (which need not be equal) and at such times as designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. No Incentive Option shall be exercisable within two (2) years of the date on which such option was granted, and no Non-Qualified Option shall be exercisable within six (6) months of the date on which the option was granted, except in the event of a change in control of the Company (as defined in Section 6(g) hereof). In such event, all options granted prior to such change in control shall become immediately exercisable.

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               (d)  The purchase price per share of Common Stock under each
          Incentive Option shall not be less than the fair market value of the Common Stock subject to the option on the date the option is granted. For this purpose, the fair market value of the Common Stock shall be determined by the Committee; provided, however, that if, at the time of the grant, the Optionee owns, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of the Company, the option price shall be at least one hundred and ten percent (110%) of the fair market value of the Common Stock. Notwithstanding the foregoing,
          (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System on the date the option is granted, fair market value of Incentive Options shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on such System on such date or the last date preceding such date on which a sale was reported, or (ii) if the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sale price reported for the Common Stock on such exchange on such date or, if there was no sale on such date, the last date preceding such date on which a sale was reported.

               (e)  Except as provided in Section 10 hereof:

                    (i) No option granted pursuant to the Option Plan shall be transferable except by will or the laws of descent and distribution, and options granted hereunder shall be exercisable during the Optionee's lifetime only by the Optionee; and

                    (ii) No assignment or transfer of any option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right in the option whatsoever, but immediately upon any attempt to assign or transfer any option the same shall terminate and be of no force or effect.

               (f) The option shall be subject to any provision necessary to assure compliance with federal and state securities laws.

               (g) For purposes of the Option Plan, a "change in control" shall be deemed to have taken place in the event of (i) a merger or other reorganization after which the shareholders of the Company prior to such transaction own less than a majority of the outstanding stock of the surviving entity following the consummation of the transaction, (ii) a sale of all or substantially all of the assets of the Company, or (iii) a sale, transfer or other disposition of more than 50% of the Common Stock of the Company, other than in connection with any public offering of the Common Stock.


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          7.   METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

               (a) An Optionee may exercise an option by delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

               (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made in full either in cash in an amount equal to the option price for the number of shares specified in the Notice or in shares of Common Stock having an aggregate fair market value equal to such option price.

          8.   USE OF PROCEEDS FROM SALE OF STOCK

               Proceeds from the sale of Common Stock pursuant to options granted under the Option Plan shall constitute general funds of the Company to be used primarily for its general business activities.

          9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

               (a) If the outstanding shares of the Company's Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of shares subject to the Option Plan, and in the number, kinds, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option, but with an adjustment in the price for each share of Common Stock covered by the option.

               (b) Upon a change in control (as defined in Section 6(g) above), the Option Plan and the options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices. In the event of such termination, all outstanding options shall be exercisable in full for at least thirty (30) days prior to the termination date whether or not otherwise exercisable during such period.

               (c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustment shall be made shall be conclusive. The Committee shall have the

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          discretion and power in any such event to determine and to make effective provision for the acceleration of the time during which an option may be exercised, notwithstanding the provisions of the option setting forth the date or dates of which all or any part of it may be exercised. No fractional shares of Common Stock shall be issued under the Option Plan on account of any adjustment specified above.

          10.  EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE

               (a) In the event of the death of an Optionee while in the employ or service of the Company, the option, whether or not exercisable at the time of the death of the Optionee, may be exercised, as provided in Section 6 hereof, by the estate of the Optionee or by a person who acquired the right to exercise such option by bequest or inheritance from such Optionee, in the case of an Incentive Option, within one (1) year after the date of such death but not later than the date on which the option would otherwise expire, and, in the case of a Non-Qualified Option, for the remaining term of the option.

               (b) If the employment or service of an Optionee is terminated by reason of disability as defined in Code Section 22(e)(3), the options held by such Optionee may be exercised, whether or not exercisable at the time of such termination, in the case of an Incentive Option, within one (1) year after such termination but not later than the date on which the option would otherwise expire, and, in the case of a Non-Qualified Option, at any time during the remaining term of the option.

               (c) If the employment or service of an Optionee is terminated for any reason other than such death or disability, options held by such Optionee shall, to the extent not vested under the terms of the applicable Option Agreement, be cancelled upon such termination and shall not thereafter be exercisable, except as provided in paragraph (d) of this section.

               (d) An Optionee whose employment or service is involuntarily terminated in connection with or within one (1) year after a change in control of the Company (as defined in Section 6(g) hereof) shall be permitted to exercise his options, whether or not exercisable at the date of such termination as follows: (i) in the case of an Incentive Option, within three
          (3) months after the date of such termination, but not later than the date on which the option would otherwise expire, and (ii) in the case of a Non-Qualified Option, at any time during the remaining term of the option.

               (e) An Optionee who is not a director of the Company and whose employment is voluntarily terminated due to early retirement may request a waiver from the Committee in order to exercise all unexercised and outstanding options. The Committee will determine whether such waiver will be granted or not and, if

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          granted, the period of time in which such options may be
          exercised.

               (f) Notwithstanding the foregoing, an option be terminated by mutual agreement of the Company and the Optionee.

          11.  AMENDMENT OF OPTION PLAN

               At any time, and from time to time, the Board of Directors of the Company may amend the Option Plan, subject to any required regulatory approval and to the limitation that, except as provided in Section 9 hereof, no amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company at an annual or special meeting held within twelve (12) months before or after the date of such amendment's adoption, where such amendment will:

               (a) Increase the number of shares of Common Stock as to which options may be granted under the Option Plan;

               (b) Change in substance Section 4 hereof relating to eligibility to participate in the Option Plan;

               (c)  Change the minimum option price limitations; or

               (d)  Increase the maximum term of any option granted herein.

               Except as provided in Section 9 hereof, rights and obligations under any option granted before amendment of the Option Plan shall not be altered or impaired by amendment of the Option Plan, except with the consent of the person to whom the option was granted.

          12.  TERMINATION OR SUSPENSION OF THE OPTION PLAN

               The Board of Directors of the Company at any time may terminate or suspend the Option Plan in its sole discretion. Unless sooner terminated, the Option Plan shall terminate on the tenth anniversary of the effective date specified in Section 15 hereof, but such termination shall not affect any option theretofore granted. An option may not be granted while the Option Plan is suspended or after it is terminated.

               Rights and obligations under any option granted while the Option Plan is in effect shall not be altered nor impaired by suspension or termination of the Option Plan except with the consent of the Optionee. An option may be terminated by agreement between an Optionee and the Company and, in lieu of the terminated option, a new option may be granted with an exercise price which may be higher or lower than the exercise price of the terminated option.

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          13.  SECURITIES LAW MATTERS; ISSUANCE OF SHARES

               The obligation of the Company to sell and deliver shares of Common Stock under options granted under the Option Plan shall be subject to all applicable federal and state securities laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The issuance of shares of Common Stock on the exercise of an option shall be conditioned on obtaining such appropriate representations, warranties, restrictions and agreements of the Optionee as the Committee may require. Additionally, the shares, when issued upon the exercise of an option, shall be subject to other transfer restrictions, rights of first refusal and rights of repurchase (as set forth in the Articles of Incorporation or Bylaws of the Company, or as incorporated by reference into any applicable stock purchase agreement). Notwithstanding the foregoing, all shares of Common Stock issued by the Company to an optionee upon the exercise of his options shall be registered under the Securities Act of 1933, as amended (the "Securities Act").

          14.  MISCELLANEOUS

               (a) The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such option unless and until the option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

               (b) Neither the adoption of the Option Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board (or any person or committee to which it may delegate authority) to adopt such other incentive arrangements as may be either applicable generally or only in specific cases.

               (c) Upon the grant of options hereunder and the issuance of shares of Common Stock pursuant to the exercise thereof, the Company (or applicable subsidiary) shall withhold from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the grant or exercise of such option or the sale of the shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee is insufficient to pay any taxes required to be so withheld, the Company (or subsidiary) may, in its sole discretion, require the Optionee (or such other person entitled herein to exercise the option), as a condition of the exercise of an option, to pay in

                                          9[PAGE]

          cash to the Company (or subsidiary) an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

               (d) This Option Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company (or subsidiary) and any employee or other eligible person, or to be consideration for or a condition of the employment or service of any employee.
          Nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ or service of the Company (or subsidiary) or a successor corporation, or to interfere with the right of the Company (or subsidiary) or any such corporation to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in options authorized hereunder prior to the grant thereof to such employee, and upon such grant he shall have only such rights and interests as are expressly provided herein.

               (e) In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

               (f) This Plan shall be governed by and construed in accordance with the laws of the State of Maine.

          15.  EFFECTIVE DATE

               The Option Plan shall become effective on August 1, 1997, having been approved by the sole shareholder and the sole director on July 31, 1997.



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